Exhibit 99.1

McEwen Drilling Returns Significant Intersection at Gold Bar Mine Complex in Nevada: 5.55 gpt Gold over 44.2 Meters Transformation into a Long-Life Mine Continues

Toronto, January 27, 2026 – McEwen Inc. (NYSE/TSX: MUX) (“McEwen” or the “Company”) announces new drill results from the Gold Bar Mine Complex in the Eureka Mining District of Nevada, that continues to highlight the mine’s transformation into a potential long-life operation. Results include the best hole drilled by McEwen to date at Windfall, which returned 5.55 gpt gold over 44.2 meters. Windfall, Lookout Mountain and Unity Ridge are three deposits at the Gold Bar Mine Complex that McEwen is advancing towards production. Gold Bar is an important part of the Company’s plan to double production by 2030.

Best Hole Drilled by McEwen at Windfall – Now Targeting Deeper Extensions

Over the past six months, drilling at the northern end of the Windfall deposit has been returning good gold grades over long widths, with today’s result from drill hole WF110 intersecting 5.55 gpt gold over 44.2 meters, including 48.38 gpt gold over 4.6 meters of oxide mineralization. This result followed up on other recently released holes along the same section that also intersected oxide mineralization, such as 2.43 gpt gold over 74.7 meters (drill hole WF039), 1.70 gpt gold over 64.0 meters (drill hole WF037) and 1.14 gpt gold over 67.1 meters (drill hole WF119). A deeper historical hole, located approximately 40 meters below these results, returned 3.75 gpt gold over 42.7 meters (drill hole EUR-P-237), indicating that the higher-grade mineralization remains open to expansion at depth (Fig. 2). Drilling is planned to target this deeper area in March. The Company believes there is good potential to continue expanding the mineralization with additional investment.

Definition Drilling Results Showing Excellent Continuity

As part of the Company’s upcoming Mineral Resource Estimates, definition drilling has been continuing at Windfall. Recent results continue to indicate excellent continuity of near-surface oxide gold mineralization along segments of a 1.6-kilometer (1 mile) long north-south trending Windfall fault zone (Fig. 3). The gold mineralization at Windfall remains open to further expansion in multiple directions. Other new results are highlighted below.

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Table 1. Selection of recent assay results from Windfall

HOLE-ID	FROM (m)	TO (m)	Length (m)	Au Grade (gpt)
WF062	117.3	152.4	35.1	0.86
Including	118.9	121.9	3.0	3.25
And	158.5	167.6	9.1	1.72
WF071	30.2	45.3	15.1	2.79
Including	32.6	39.3	6.7	5.82
WF075	50.3	69.6	19.3	0.95
WF076	93.7	112.7	18.9	0.56
WF078	1.0	14.6	13.6	0.81
And	23.0	61.9	38.9	0.57
WF097	83.8	102.1	18.3	0.62
WF098	38.1	125.0	86.9	0.55
WF108	39.6	93.0	53.3	0.49

Mineral Resource Estimate

The Company is currently completing a Mineral Resource Estimate for Lookout Mountain that will be published at the end of February. The updated Mineral Resource Estimate is expected to meaningfully increase the total ounces at the Gold Bar Mine Complex. The Company is planning to invest approximately $10 million into exploration in 2026 at Gold Bar. The results from the 2026 drilling program will be used to update the Mineral Resource Estimates, including initial Mineral Resource Estimates for Windfall and Unity Ridge, which are expected to have an additional positive impact.

2026 Development Path

In 2026, Windfall, Lookout Mountain and Unity Ridge will be subject to ongoing development work, such as metallurgical studies and mining designs, with the objective of advancing the deposits towards a production decision. Notably, Unity Ridge lies within the current Plan of Operations for mining activity at the Gold Bar Mine Complex and Windfall is located on private land, which should allow for an accelerated permitting process at both areas.

Why It Matters to Our Shareholders & the Value of Our Company

The Company’s objective at the Gold Bar Mine Complex is to convert our exploration success into a long-life asset as we integrate Windfall, Lookout Mountain and Unity Ridge into our production plans. Since much of the gold mineralization in these areas is oxide, McEwen will look to utilize the existing Gold Bar infrastructure where possible. Our focus is on return on capital and how efficiently these new ounces can be developed and produced.

A detailed table of new drill results at the Gold Bar Mine Complex for Windfall is available on the Company’s website and can be accessed by clicking here.

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About McEwen

McEwen shares trade on both the NYSE and TSX under the ticker MUX.

McEwen provides its shareholders with exposure to a growing base of gold and silver production in addition to a very large copper development project, all in the Americas. The gold and silver mines are in prolific mineral-rich regions of the world, the Cortez Trend in Nevada, USA, the Timmins district of Ontario and Flin Flon in Manitoba, Canada, and the Deseado Massif in Santa Cruz province, Argentina. McEwen is also reactivating its gold and silver El Gallo Mine in Mexico.

The Company has a 46.4% interest in McEwen Copper, which owns the large, long-life, advanced-stage Los Azules copper development project in San Juan province, Argentina – a region that hosts some of the country’s largest copper deposits. According to the last financing for McEwen Copper, the implied value of McEwen’s ownership interest is US$456 million.

The Los Azules copper project is designed to be one of the world’s first regenerative copper mines and carbon neutral by 2038. Its Feasibility Study results were announced in the press release dated October 7, 2025.

McEwen also recently purchased 27.3% of Paragon Advanced Labs Inc., a newly listed public company that is deploying PhotonAssay™ units around the world, a technology that the Company believes is poised to become the new industry standard for assaying precious and base metals, with Paragon aiming to be one of the leading service providers.

Chairman and Chief Owner Rob McEwen has invested over US$200 million personally and takes a salary of $1 per year, aligning his interests with shareholders. He is a recipient of the Order of Canada, a member of the Canadian Mining Hall of Fame and a winner of the EY Entrepreneur of the Year (Energy) award. His objective is to build MUX’s profitability, share value, and eventually implement a dividend policy, as he did while building Goldcorp Inc.

Technical Disclosure

Technical information pertaining to the Gold Bar Complex exploration contained in this press release has been prepared under the supervision of Robert Kastelic, MSc, CPG, Exploration Manager for McEwen Inc. in Nevada, and Luke Willis, P.Geo, Director of Resource Modelling for McEwen Inc., who are Qualified Persons (QPs) as defined by SEC S-K 1300 and Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

Analyses reported herein were submitted either as half core samples or reverse circulation (RC) samples and, assayed by the photon assay method at the Paragon Geochemical laboratory, in Reno, Nevada.

As part of our regular QA/QC program, McEwen follows a closely controlled and documented Chain of Custody protocol and submits certified reference materials, blanks and duplicates at regular intervals in the sample stream for the monitoring and assessment of laboratory processes and procedures.

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All incoming QA/QC results are reviewed to ensure data quality before incorporating the information into the geological database.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed are as at the date of this news release and are McEwen Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen.

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WEB SITE	SOCIAL MEDIA
www.mcewenmining.com	McEwen	Facebook:	facebook.com/mceweninc
		LinkedIn:	linkedin.com/company/mceweninc
CONTACT INFORMATION		X:	X.com/mceweninc
150 King Street West		Instagram:	instagram.com/mceweninc
Suite 2800, PO Box 24
Toronto, ON, Canada	McEwen Copper	Facebook:	facebook.com/ mcewencopper
M5H 1J9		LinkedIn:	linkedin.com/company/mcewencopper
		X:	X.com/mcewencopper
Relationship with Investors:		Instagram:	instagram.com/mcewencopper
(866)-441-0690 - Toll free line
(647)-258-0395	Rob McEwen	Facebook:	facebook.com/mcewenrob
Mihaela Iancu ext. 320		LinkedIn:	linkedin.com/in/robert-mcewen-646ab24
info@mcewenmining.com		X:	X.com/robmcewenmux

Figure 1. Location of Windfall, Lookout Mountain and Unity Ridge

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Figure 2. Plan Map Showing Location of New Drill Results at Windfall Highlighted in this News Release

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Figure 3. Cross-Section Showing Good Grades and Thickness at Windfall

Cross Section
Looking NW
WF039 2.43 gpt Au / 74.7 m
incl.
12.79 gpt Au / 7.6 m
WF037 1.70 gpt Au / 64 m
Planned
Drill Hole
WF098 0.55 gpt Au / 86.9 m
Au gpt
1.71
0.857
0.411
0.168
WF110* 5.55 gpt Au / 44.2 m
incl
48.38 gpt Au / 4.6 m
EUR-P-237 3.75 gpt Au / 42.7 m
incl
5.00 gpt Au / 30.5 m
Hamburg
dolomite
*- New drill intercept
Windfall Fault Zone
WF119 1.14 gpt Au / 67.1 m
incl
7.14 gpt Au / 4.6 m
Dunderberg
shale
60 Meters
Mineralization
Open to Depth

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